Exhibit 4.1
INCORPOHATED UNDER THE LAWS OF THE STATE OF DELAWARE
CUSIP 59509C 10 5
SEE REVERSE FORCERTAIN DEFINITIONS
FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.00004 PARl VALUE, OF
transferable on the books of the Corporation in person or by duly authorized attorney on surrender of this certificate property endorsed. This certificate shall not be valid until countersigned and registered by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.
SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND ASSISTANT SECRETARY
PFLESIDEIVTAND CHIEF EXECUTIVE OFFICER

MICROMET, INC.
     The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT-			Custodian

TEN ENT-	as tenants by the entireties			(Cust)		(Minor)
JT TEN-	as Joint tenants with right of survivorship and not as tenants in common as community property		under Uniform Gifts to Minors
Act

COM PROP-				(State)

		UNIF TRF MIN ACT-			Custodian (until age		)

(Cust)
under Uniform Transfers

(Minor)

to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.

For Value Received,	hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.
Signature Guaranteed

THE SIGNATURE(S) TRUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

     This certificate also evidences and entitles the holder hereof to certain rights (the “Rights”) as set forth in an Agreement between Micromet, Inc. (formerly CancerVax Corporation, the “Corporation”) and Mellon Investor Services LLC, as Rights Agent, dated as of November 3, 2004, as the same may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As described in the Agreement, Rights which are owned by, transferred to or have been owned by Acquiring Persons or Associates or Affiliates thereof (as defined in the Agreement) shall become null and void and will no longer be transferable.
     KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.